PRESS RELEASE	FOR IMMEDIATE RELEASE
August 23, 2019

VALUE EXCHANGE INTERNATIONAL, INC. ISSUES STATEMENT REGARDING UNAUTHORIZED PROMOTIONAL ACTIVITY INVOLVING ITS COMMON STOCK IN AUGUST 2019 AND URGES INVESTORS TO IGNORE UNAUTHORIZED SOLICITATIONS OR PROMOTIONAL MATERIALS

Hong Kong, SAR. Value Exchange International, Inc. (OTCQB: VEII) (the “Company”) was notified by The OTC Markets Group (“OTC Markets”) on August 21, 2019, of another occurrence of third party trading and promotional activity regarding Company’s common stock. The Company has been informed that this may have resulted in a higher-than-average trading volume in the Company's stock. The Company was informed that the promotional activity was from promotional activity by a third party – purportedly in New Jersey. The OTC Markets notice was dated and sent on August 15, 2019, and the Company responded on August 21, 2019.

The OTC Markets notified the Company on July 3, 2019, of an initial, separate occurrence of unauthorized, third party promotional activity for the Company common stock. As disclosed in a July 9, 2019 press release and Form 8-K filing with the Securities and Exchange Commission, the Company had no prior knowledge or participation in the July 2019 third party stock promotional

Upon conducting due diligence inquiries of Company’s management regarding the promotional activity, the Company believes: (1) the Company and its directors and control persons, its officers, directors, any controlling shareholders (defined as shareholders owning 10% or more of the Company’s securities), or any authorized third-party service providers, were not, directly or indirectly, involved in any way (including payment of a third-party) with the creation, distribution, or payment of the promotional materials related to the Company and its security; (2) the Company believes that the statements in the unauthorized promotional materials are false and misleading, or are incomplete, unvetted and very speculative and not based on or consistent with public disclosures of the Company; and (3) The Company and its management had no knowledge of the unauthorized third party promotional activity until it was notified by OTC Markets and given a copy of the material on August 21, 2019; and (4) the Company and its directors and senior officers have no prior awareness or editorial control over the content in these unauthorized promotional materials and has no relationship, direct or indirect, with the source of these unauthorized promotional materials.

The Company encourages those interested in the Company to rely solely on information included in Company’s filings with the U.S. Securities and Exchange Commission or “SEC” (through the SEC EDGAR Database at www.sec.gov) and filings with and press releases posted by the Company on the OTC Markets Group website at URL https://www.otcmarkets.com/stock/VEII/overview.

The Company responds from time to time to inquiries from shareholders, potential investors, investment analysts, and journalists on a regular basis. However, to the Company's knowledge, neither the Company, nor any of its officers, directors, or any controlling shareholders (ones that own more than 10% of the outstanding shares) have directly been involved with the creation or distribution of promotional materials and newsletters that make exaggerated or misleading claims related to the Company and its securities.

After inquiry of senior management, the Company confirms that its officers, directors and controlling shareholders (i.e., shareholders owning 10% or more of the Company's securities), have not sold or purchased the Company's securities within the past 90 days on the open market.

The Company has not engaged or paid any third-party providers to provide investor relations services, public relations services, marketing, or other related services including the promotion of the Company or its securities in the last twelve months. The Company maintains a Facebook TM web page for information on Company products and services.

The Company has not at any point issued shares or convertible instruments allowing conversion to equity securities at prices constituting a discount to the current market rate at the time of the issuance.

Risk Factors. The Company reminds the investing public that Company common stock is a “penny stock” under SEC rules, is lightly traded on The OTC Markets Group, Inc. Venture Market QB market, is not followed by bona fide market analysts and has no primary market maker or institutional investor support. For these reasons, the Company common stock is vulnerable to stock manipulation and possibly unpredictable and significant swings in market price. Any investment in the Company common stock is highly risky.

Investigation. The Company has commenced an investigation of the unauthorized third party promotional activity for Company common stock and Company has and will pursue certain remedial action aimed at discouraging future unauthorized third party stock promotional activity for Company common stock. A cease and desist demand is being sent to the company and website cited as the authors of the unauthorized stock promotional activity in August 2019. Due to the nature of certain stock promoters, especially penny stock ones, these Company remedial efforts may not stop future unauthorized stock promotional activity for the Company’s common stock.

About VEII. Our company is a provider of customer-centric technology solutions for the retail industry in China, Hong Kong SAR and Philippines. By integrating market-leading Point-of-Sale/Point-of-Interaction (“POS/POI”), Merchandising, Customer Relations Management or “CRM” and related rewards, Locational Based (GPS & Indoor Positioning System (“IPS”)) Marketing, Customer Analytics, Business Intelligence solutions, our company provides retailers with the capability to offer a consistent shopping experience across all channels, enabling them to easily and effectively manage the customer lifecycle on a one-to-one basis. VEII is promoted as a single IT source for retailers who wanted to extend existing traditional transaction processing to multiple points of interaction, including the Internet, kiosks and wireless devices.

Forward-looking Statements. This press release may contain forward-looking statements regarding Company. All statements, other than statements of historical fact included herein, are "forward-looking statements" including statements regarding the Company’s future prospects and risks in investing in Company’s common stock. These statements are based upon the Company's current expectations and speak only as of the date hereof. Financial performance in one period does not necessarily mean continued or better performance in the future. The Company's actual results in any endeavor may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, which factors or uncertainties may be beyond our ability to foresee or control. Other risk factors include the status of the Company's common stock as a "penny stock" and those risk factors stated in reports filed with the U.S. Securities and Exchange Commission or “SEC” on its EDGAR website (URL: www.sec.gov).

Investor Contact

Channing AU, Chief Financial Officer

Value Exchange International, Inc.

ir@value-exch.com